                                                                   EXHIBIT 10.19

                   [THE BANK OF GLOUCESTER COUNTY LETTERHEAD]



November 30, 2001



Ronald Remick
Senior Vice President & Chief Financial Officer
K-Tron International, Inc.

Patricia M. Moore
Vice President Finance
K-Tron America, Inc.

P.O. Box 888
Pitman, NJ 08071-0888

Dear Mr. Remick & Ms. Moore:

At present K-Tron America, Inc. (KA) has a net worth loan covenant on its credit facilities with The Bank of Gloucester County as follows:

      KA will not without prior written consent of The Bank permit the consolidated net worth of K-Tron International, Inc. (KI) to be less than $23,400,000. at fiscal year end 2001 and each fiscal year thereafter, excluding any declines due to changes in foreign exchange rates subsequent to January 1, 2000.

At the request of KA & KI, The Bank of Gloucester County hereby agrees to alter that covenant on all KA credit facilities to the following:

      KA will not without prior written consent of The Bank permit the consolidated net worth of KI to be less than $21,800,000. at fiscal year end 2001 and each fiscal year thereafter, excluding any declines due to changes in foreign exchange rates subsequent to January 1, 2000.

All other terms, conditions, and covenants of the existing credit facilities (including but not limited to the debt to net worth ratio of KI and the annual debt coverage ratio of KI) remain unchanged except as specifically altered above.

Kindly review this alteration, and if you are in agreement with it please sign below as your acceptance of the alteration.

Sincerely,
The Bank of Gloucester County


/s/ David J. Hanrahan, Sr.
David J. Hanrahan, Sr.
Senior Vice President



ACCEPTED BY:

K-Tron America, Inc.


/s/ Patricia M. Moore               11/30/01
--------------------------------------------
Patricia M. Moore                   Date
Vice President Finance

K-Tron International, Inc.

/s/ Ronald Remick                   11/30/01
--------------------------------------------
Ronald Remick                       Date
Senior Vice President/CFO